================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       LEXINGTON PRECISION CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                NOT APPLICABLE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         LEXINGTON PRECISION CORPORATION
                                767 THIRD AVENUE
                            NEW YORK, NEW YORK 10017


                                   ----------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997


         The Annual Meeting of Stockholders of LEXINGTON PRECISION CORPORATION (the "Company") will be held at the offices of Nixon, Hargrave, Devans & Doyle LLP, 437 Madison Avenue, 24th Floor, New York, New York, on Thursday, May 15, 1997, at 10:30 A.M. for the purpose of considering and acting upon the following matters.

         (1) The election of one director as set forth in the accompanying Proxy Statement.

         (2) The ratification or disapproval of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1997.

         (3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

         Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on April 1, 1997, as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

         PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. A POSTAGE PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order of the Board of Directors,


                                          Kenneth I. Greenstein
                                          Secretary

April 16, 1997
New York, New York

                         LEXINGTON PRECISION CORPORATION
                                767 THIRD AVENUE
                            NEW YORK, NEW YORK 10017


                                   ----------


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997


         This Proxy Statement is being mailed to stockholders on or about
April 18, 1997, in connection with the solicitation of proxies by the Board of Directors of LEXINGTON PRECISION CORPORATION, a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on May 15, 1997. Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of proxy for such meeting. A copy of the Company's Annual Report for the year ended December 31, 1996, which contains financial statements and related data, also accompanies this Proxy Statement.

         All proxies which are properly completed, signed and returned to the Company in time will be voted in accordance with the instructions thereon. Proxies may be revoked by any stockholder upon written notice to the Secretary of the Company prior to the exercise thereof and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

         The cost of preparing and mailing the accompanying form of proxy and related materials and the cost of soliciting proxies will be borne by the Company. The Company has requested brokers, custodians and other like parties to distribute proxy materials to the beneficial owners of shares and to solicit their proxies and will reimburse such persons for their services in doing so. Without additional compensation, officers and regular employees of the Company may solicit proxies personally or by telephone. The cost of additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $3,000. In addition, the Company may employ a proxy solicitation organization at a cost not to exceed $15,000.

         Only stockholders of record at the close of business on the record date, April 1, 1997, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the record date, the Company had outstanding 4,263,036 shares of its common stock, $0.25 par value (the "Common Stock"), and 4,650 shares of its $8 Cumulative Convertible Preferred Stock, Series B, $100 par value (the "Series B Preferred Stock"), each entitling the holder thereof to one vote per share. The affirmative vote of a plurality of the shares of the Company's Common Stock and Series B Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the director. The affirmative vote of a majority of shares of the Company's Common Stock and Series B Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the selection of auditors.

         With regard to the election of the director, votes may be cast in favor or withheld. Votes withheld from the director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but have no legal effect under Delaware law and, consequently, will not affect the outcome of the voting on such proposal. With regard to other proposals, abstentions may be specified and will have the same effect as votes against the subject proposal at the Annual Meeting. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) are counted for purposes of determining a quorum for the transaction of business at the Annual Meeting but are not considered as having voted for purposes of determining the outcome of a vote.


                             PRINCIPAL STOCKHOLDERS

        The following table sets forth the beneficial ownership of the Company's Common Stock, as of April 1, 1997, by each person known to, or believed by the Company to, own beneficially more than 5% of its outstanding Common Stock.

   NAME AND ADDRESS OF                      SHARES OF COMMON STOCK               PERCENT OF
    BENEFICIAL OWNER                        BENEFICIALLY OWNED (1)               CLASS OWNED
   -------------------                      ----------------------               ----------
Michael A. Lubin                                  1,477,180(2)                     32.9%
Lubin, Delano & Company
767 Third Avenue
New York, New York  10017

Warren Delano                                     1,346,793(3)                     30.1
Lubin, Delano & Company
767 Third Avenue
New York, New York  10017

William B. Conner                                   219,906(4)                      5.2
Conner Holding Company
1030 State Street
Erie, Pennsylvania  16501

(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, except as set forth in the notes to the table and subject to community property laws, where applicable.

(2) Includes (i) 35,000 shares owned by each of Mr. Lubin's two min children with respect to which Mr. Lubin acts as custodian under the New York Uniform Gifts to Minors Act, (ii) 222,200 shares which Mr. Lubin has the right to acquire upon the conversion of $505,000 principal amount of the Company's 14% Junior Subordinated Convertible Notes, due May 1, 2000 (the "14% Convertible Notes") owned by Mr. Lubin, at a conversion price (subject to adjustment) of $2.27273 per share, (iii) 50,000 shares owned by an Individual Retirement Account of Mr. Lubin and (iv) 50,000 shares owned by a retirement benefit plan of which Mr. Lubin is a beneficiary.

(3) Includes (i) 217,800 shares which Mr. Delano has the right to acquire upon the conversion of $495,000 principal amount of the Company's 14% Convertible Notes owned by Mr. Delano, at a conversion price (subject to adjustment) of $2.27273 per share, (ii) 110,750 shares owned by Individual Retirement Accounts of Mr. Delano and (iii) 50,000 shares owned by a retirement benefit plan of which Mr. Delano is a beneficiary.

(4) Includes 158,594 shares owned by Conner Holding Company, a Nevada corporation, of which Mr. Conner is President, a director and majority stockholder.

                       PROPOSAL 1 - ELECTION OF A DIRECTOR

         The By-Laws of the Company provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, and that directors shall be elected for terms of three years on a staggered basis. There are presently five directors, one whose term expires in 1997, two whose terms expire in 1998 and two whose terms expire in 1999. Unless authority to vote for the election of a director is specifically withheld by appropriate designation on the face of the proxy, it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of Michael A. Lubin as director, to serve until the 2000 Annual Meeting of Stockholders and until his successor shall have been elected and qualified. Mr. Lubin is presently a member of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than one. Management has no reason to believe that the named nominee will be unable or unwilling to serve if elected. However, in such case, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominee as the Company's Board of Directors may recommend.

         Certain information concerning the nominee and directors continuing in office is set forth in the following table.

                                                                   PRINCIPAL OCCUPATION, BUSINESS
          NAME                             AGE                      EXPERIENCE AND DIRECTORSHIPS
          ----                             ---                      ----------------------------

NOMINEE FOR TERM EXPIRING IN 2000

Michael A. Lubin                           47         Chairman of the Board of the Company since May 1991
                                                      and also Chief Executive Officer of the Company from
                                                      January 1988 through May 1991. Partner of Lubin,
                                                      Delano & Company, an investment banking and
                                                      consulting firm, for more than five years. President and
                                                      Chief Operating Officer of Salant Corporation, a
                                                      manufacturer of men's, women's and children's apparel,
                                                      since April 1, 1997, and Executive Vice President and
                                                      Chief Operating Officer of Salant Corporation from
                                                      October 1995 to March 1997. Director of the Company
                                                      since 1985.


DIRECTORS WHOSE TERMS EXPIRE IN 1999

William B. Conner                          64         Private Investor. President and director of Conner
                                                      Holding Company, a holding company for aviation
                                                      companies, and Chairman of the Board of the subsidiaries
                                                      thereof for more than five years. Director of Acordia,
                                                      Inc., a holding company for insurance brokerage, claims
                                                      administration and employee benefits consulting
                                                      companies, from April 1991 until May 1996. President of
                                                      Robinson-Conner, Inc., an insurance brokerage firm
                                                      which became a subsidiary of Acordia, Inc. in April 1991,
                                                      from 1967 until June 1993. Executive Vice President of
                                                      Acordia, Inc. from April 1991 until March 1993. Director
                                                      of the Company since 1981.


                                                                   PRINCIPAL OCCUPATION, BUSINESS
          NAME                             AGE                      EXPERIENCE AND DIRECTORSHIPS
          ----                             ---                      ----------------------------

Phillips E. Patton                         59         Private Investor. Chairman of the Board and President of
                                                      Specialty Packaging Products Inc., a manufacturer of
                                                      metal and plastic packaging components, from February
                                                      1984 until November 1992. Director of Regency Bank, a
                                                      Richmond, Virginia, commercial bank, since 1987.
                                                      Director of the Company since 1993.

DIRECTORS WHOSE TERMS EXPIRE IN 1998

Warren Delano                              46         President of the Company since January 1988 and also
                                                      Chief Operating Officer of the Company from January
                                                      1988 through May 1991. Partner of Lubin, Delano &
                                                      Company, an investment banking and consulting firm, for
                                                      more than five years. Director of the Company since
                                                      1985.

Kenneth I. Greenstein                      67         Secretary of the Company since September 1979.
                                                      Stockholder of a professional corporation which is a
                                                      partner in Nixon, Hargrave, Devans & Doyle LLP, a law
                                                      firm, for more than five years. Director of the Company
                                                      since 1978.


                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors met five times during 1996. During 1996, each of the directors attended all of the meetings held by the Board of Directors and all of the meetings held by the Committees of the Board of Directors on which such person served.

         As of December 31, 1996, the Board of Directors had standing an Audit Committee and a Compensation Committee. The members of those Committees were as follows:

             NAME OF COMMITTEE                     CHAIRMAN                       OTHER MEMBER
             -----------------                     --------                       ------------
           Audit Committee                     Phillips E. Patton               Kenneth I. Greenstein

           Compensation Committee              William B. Conner                Phillips E. Patton

         The Audit Committee, which is comprised of two non-management members of the Board of Directors, met two times during 1996. Its functions included consulting periodically with the Company's independent auditors as to the nature, scope and results of their audit of the accounts of the Company, reviewing the Company's internal accounting controls and procedures and such other related matters as the Audit Committee deemed advisable.

         The Compensation Committee, which is comprised of two members of the Board of Directors who are not employees of the Company or eligible to receive restricted stock awards pursuant to the Company's 1986 Restricted Stock Award Plan, met once during 1996. Its functions included reviewing salaries, cash bonus awards and existing or potential compensation plans for the Company's executive officers and other eligible employees and making recommendations to the Board of Directors regarding such salaries, cash bonus awards and incentive compensation plans. Additionally, the Committee administers the Company's 1986 Restricted Stock Award Plan and is responsible for determining the employees of the Company to whom, and the time or times at which, awards will be granted.

         Each member of the Board of Directors receives an annual fee of $8,000. Each member of the Company's Audit Committee receives an additional annual fee of $4,000. Directors receive $1,000 for each Board or Committee meeting attended in person as well as reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors receive $250 for each Board or Committee meeting attended by telephone. There are no other fees paid to directors for services rendered as members of the Board.


                               EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of the Company.

    NAME                         POSITION AND OFFICES            AGE
    ----                         --------------------            ---
Michael A. Lubin           Chairman of the Board                  47

Warren Delano              President and Director                 46

Dennis J. Welhouse         Senior Vice President, Chief Financial
                           Officer and Assistant Secretary        48

Kelly L. MacMillan         Treasurer                              31

         Mr. Lubin has been Chairman of the Board of the Company since May 1991. Mr. Lubin also held the office of Chief Executive Officer of the Company from January 1988 through May 1991. For more than five years, Mr. Lubin has been a partner of Lubin, Delano & Company, an investment banking and consulting firm that has been retained by the Company. Mr. Lubin has been President and Chief Operating Officer of Salant Corporation, a manufacturer of men's, women's and children's apparel since April 1, 1997, and was Executive Vice President and Chief Operating Officer of Salant Corporation from October 1995 to March 1997.

         Mr. Delano has been President of the Company since January 1988. Mr. Delano also held the office of Chief Operating Officer of the Company from January 1988 through May 1991. For more than five years, Mr. Delano has been a partner of Lubin, Delano & Company, an investment banking and consulting firm that has been retained by the Company.

         Dennis J. Welhouse has been Senior Vice President of the Company since March 1992 and Chief Financial Officer and Assistant Secretary of the Company since November 1988. Mr. Welhouse was Vice President-Finance of the Company from November 1988 through March 1992.

         Kelly L. MacMillan has been Treasurer of the Company since July 1995. Ms. MacMillan served as Assistant Treasurer of the Company from November 1991 through June 1995. Prior to joining the Company in July 1991, Ms. MacMillan was employed as an audit senior for Arthur Andersen LLP.

         Each of the Company's executive officers serves at the pleasure of the Board of Directors.


                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock, as of April 1, 1997, by each director and director nominee, by each of the named executive officers and by all directors and executive officers as a group.

                                            SHARES OF COMMON STOCK                   PERCENT OF
NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED (1)                   CLASS OWNED
------------------------                  ---------------------------                -----------
Michael A. Lubin                                   1,477,180(2)                         32.9%
Warren Delano                                      1,346,793(3)                         30.1
William B. Conner                                    219,906(4)                          5.2
Phillips E. Patton                                    92,000                             2.2
Dennis J. Welhouse                                    65,842                             1.5
Kenneth I. Greenstein                                 35,636(5)                           *

Directors and executive officers
  as a group (7 persons)                           3,237,357(6)                         68.8

     *   Less than one percent.

(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, except as set forth in the notes to the table and subject to community property laws, where applicable.

(2) Includes (i) 35,000 shares owned by each of Mr. Lubin's two minor children with respect to which Mr. Lubin acts as custodian under the New York Uniform Gifts to Minors Act, (ii) 222,200 shares which Mr. Lubin has the right to acquire upon the conversion of $505,000 principal amount of the Company's 14% Convertible Notes owned by Mr. Lubin, at a conversion price (subject to adjustment) of $2.27273 per share, (iii) 50,000 shares owned by an Individual Retirement Account of Mr. Lubin and (iv) 50,000 shares owned by a retirement benefit plan of which Mr. Lubin is a beneficiary.

(3) Includes (i) 217,800 shares which Mr. Delano has the right to acquire upon the conversion of $495,000 principal amount of the Company's 14% Convertible Notes owned by Mr. Delano, at a conversion price (subject to adjustment) of $2.27273 per share, (ii) 110,750 shares owned by Individual Retirement Accounts of Mr. Delano and (iii) 50,000 shares owned by a retirement benefit plan of which Mr. Delano is a beneficiary.

(4) Includes 158,594 shares owned by Conner Holding Company, a Nevada corporation, of which Mr. Conner is President, a director and majority stockholder.

(5) Includes 8,170 shares owned by a retirement benefit plan of which Mr. Greenstein is sole beneficiary.

(6)   See footnotes 1 through 5, above.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings.

         The Company has determined, based solely upon a review of (i) those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 1996, and (ii) written representations from certain reporting persons, that each of Mr. Lubin and Mr. Delano was inadvertently late in filing two Forms 4 reporting the purchase of 6,496 and 1,496 shares, respectively, of the Company's Common Stock.


                             EXECUTIVE COMPENSATION

         The following table summarizes compensation, for the Company's past three fiscal years, paid to the Company's executive officers whose total annual salary and bonus exceeded $100,000.

                                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION
            NAME AND                FISCAL          ------------------------------         ALL OTHER
      PRINCIPAL POSITION             YEAR            SALARY($)         BONUS($)(1)      COMPENSATION($)
      ------------------            ------          ----------         -----------      ---------------

Michael A. Lubin                     1996           211,250(2)                 -                  -
  Chairman of the                    1995           211,250(2)            175,000(3)              -
  Board and Director                 1994           188,667(2)                 -                  -


Warren Delano                        1996           211,250(4)                 -                  -
  President and Director             1995           211,250(4)            175,000(3)              -
                                     1994           188,417(4)                 -                  -


Dennis J. Welhouse                   1996            131,000                9,825               8,449(5)
  Senior Vice President,             1995            126,552               28,474               6,741(5)
  Chief Financial Officer and        1994            121,680                   -                7,525(5)
  Assistant Secretary

(1) Amounts reported in a particular year reflect bonuses earned for services rendered in that year and paid in that year or the following year.

(2) Represents (i) compensation in the amounts of $200,000, $200,000 and $175,000 paid in 1996, 1995 and 1994, respectively, paid indirectly to Mr. Lubin through Lubin, Delano & Company for services rendered as an executive officer of the Company and (ii) fees paid to Mr. Lubin for serving as a member of the Company's Board of Directors. Lubin, Delano & Company is an investment banking and consulting firm of which Messrs. Lubin and Delano are the two partners. See "Compensation Committee Report on Executive Compensation" and "Certain Relationships and Transactions."

(3) Amount represents (i) a incentive bonus payment of $75,000 and (ii) 50% of a $200,000 fee paid on January 31, 1995, to Lubin, Delano & Company for services rendered in connection with the refinancing of certain of the Company's indebtedness.

(4) Represents (i) compensation in the amounts of $200,000, $200,000 and $175,000 in 1996, 1995 and 1994, respectively, paid indirectly to Mr. Delano through Lubin, Delano & Company for services rendered as an executive officer of the Company and (ii) fees paid to Mr. Delano for serving as a member of the Company's Board of Directors. See "Compensation Committee Report on Executive Compensation" and "Certain Relationships and Transactions."

(5) Represents (i) Company contributions of $7,939, $6,252 and $7,064 made to Mr. Welhouse's account under the Company's 401(k) Plan in 1996, 1995 and 1994, respectively; and (ii) insurance premiums of $510, $489 and $461 paid by the Company in 1996, 1995 and 1994, respectively for term life insurance owned by Mr. Welhouse.

         No stock options or stock appreciation rights were granted to, exercised by or held by any of the persons named in the Summary Compensation Table above during 1996.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is comprised of two non-employee directors of the Company. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for reviewing compensation levels of executive officers, evaluating the performance of corporate management and for administering the Company's incentive compensation plan.

COMPENSATION PHILOSOPHY AND POLICY

         The Company's compensation program generally is designed to motivate and reward the Company's executive officers for attaining financial, operational and strategic objectives that will contribute to the overall goal of enhancing stockholder value. The principal elements of the compensation plan include base salary and cash bonus awards.

         BASE SALARY. In determining the base pay levels for executive officers of the Company, the Compensation Committee considers the compensation paid by a group of industrial companies which are generally similar to the Company. The number and composition of the group with which the Company compares itself for this purpose is subject to change as the companies change size or focus, merge or are acquired. Base pay levels, prior to taking into account other factors considered by the Compensation Committee, are at the mid-range of base pay levels for such group of companies. The Compensation Committee believes that the Company's most direct competitors are private companies which do not publicly disclose executive compensation, financial condition or operating performance information. The Compensation Committee also believes that the companies with which the Company compares itself for the purpose of determining executive compensation are not necessarily included in the indices used to compare stockholder returns which are contained elsewhere in the Proxy Statement in which this report appears. In determining the salary component of compensation packages for executive officers, the Compensation Committee also takes into consideration the recent performance of the individual and the Company, the experience of the individual and the scope and complexity of the position. The Compensation Committee does not assign weights to these factors and does not consider any one factor more important than another.

         INCENTIVE COMPENSATION PLAN. To provide incentives to increase profitability, the Company has an incentive compensation plan which provides for the payment of cash bonus awards to executive officers and other eligible employees of the Company. Bonus awards for eligible operating company employees are based upon the attainment of predetermined profit targets at each respective operating company. Bonus awards for executive officers and other eligible corporate employees are based upon the attainment of predetermined consolidated profit targets. The Compensation Committee of the Company's Board of Directors is responsible for the supervision of the plan. The Company also has a restricted stock plan but has not utilized the plan for incentive compensation in recent years.

         COMPENSATION OF MESSRS. DELANO AND LUBIN. Messrs. Delano and Lubin are compensated indirectly by the Company through payments made to Lubin, Delano & Company, an investment banking and consulting firm of which they are the only partners. During 1996, the aggregate payments made to Lubin, Delano & Company for services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, were $400,000. The Company's arrangements with Lubin, Delano & Company also provided for an incentive fee based upon the attainment of predetermined consolidated profit targets and additional compensation, as mutually agreed upon, for services provided by Lubin, Delano & Company in connection with acquisitions, divestitures, financings or similar transactions involving the Company. Messrs. Delano and Lubin received no payments under the incentive compensation plan for 1996 or for services provided in connection with acquisitions, divestitures, financings or similar transactions during 1996. During 1997, Lubin, Delano & Company is being compensated for the services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, at the base rate of $400,000 per year.

         The compensation paid for the combined services of Messrs. Delano and Lubin as President and Chairman of the Board of the Company, respectively, was agreed to after considering the competitive marketplace for executive talent and the responsibilities of such positions. From October 1995 to March 1997, Mr. Lubin was Executive Vice President and Chief Operating Officer of Salant Corporation ("Salant"). On April 1, 1997 Mr. Lubin was elected President and Chief Operating Officer of Salant. The Compensation Committee believes that, notwithstanding Mr. Lubin's engagement by Salant, the compensation package payable to Lubin, Delano & Company for the combined services of Messrs. Delano and Lubin over the course of the year as executive officers of the Company comports with the Compensation Committee's subjective perception of the base compensation levels of chief executives employed by other industrial companies, both public and private.


                                                 COMPENSATION COMMITTEE

                                                 William B. Conner, Chairman
                                                 Phillips E. Patton

                             STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the yearly cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies in the S & P 500 Index and the NASDAQ Composite Index.


                    COMPARISON OF FIVE-YEAR TOTAL RETURN FOR
   LEXINGTON PRECISION CORPORATION, S&P 500 INDEX AND NASDAQ COMPOSITE INDEX

--------------------------------------------------------------------------------------------
         LEXINGTON PRECISION CORPORATION
             SHARE OF COMMON STOCK             S&P 500 INDEX         NASDAQ COMPOSITE INDEX
--------------------------------------------------------------------------------------------
               CLOSING       INDEXED TO               INDEXED TO               INDEXED TO
DATE            PRICE         12/31/91       CLOSE    12/31/91        CLOSE     12/31/91
--------------------------------------------------------------------------------------------
12/31/91       $0.250       $  100.00        417.09    $100.00        586.34    $100.00
12/31/92        0.250          100.00        435.71     104.46        676.95     115.45
12/31/93        1.000          400.00        466.45     111.83        776.82     132.49
12/31/94        1.750          700.00        459.27     110.11        751.96     128.25
12/31/95        2.500        1,000.00        615.93     147.67      1,052.14     179.44
12/31/96        2.125          850.00        740.74     177.60      1,291.03     220.18
--------------------------------------------------------------------------------------------



         As of December 31, 1991, 1992 and 1993, no material trading data for the Company's Common Stock was publicly available. Based upon then current conversations with market-makers in the Common Stock, the Company believes that the bid quotation for the Common Stock was $0.25 per share as of December 31, 1991 and 1992 and $1.00 per share as of December 31, 1993. As of December 31, 1994, 1995 and 1996 the last trade listed on the OTC Bulletin Board, provided by the National Association of Securities Dealers, was $1.75, $2.50 and $2.125 per share, respectively. The Company believes that five brokerage firms currently make a market in the Company's Common Stock, although both bid and asked quotations may at times be limited.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Warren Delano and Michael A. Lubin beneficially own 30.1% and 32.9%, respectively, of the Common Stock of the Company.

         Messrs. Delano and Lubin are compensated indirectly by the Company through payments made to Lubin, Delano & Company, an investment banking and consulting firm of which they are the only partners. During 1996, the aggregate payments made to Lubin, Delano & Company for services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, were $400,000. The Company's arrangements with Lubin, Delano & Company also provide for an incentive fee based upon the attainment of predetermined consolidated profit targets and additional compensation, as mutually agreed upon, for services provided by Lubin, Delano & Company in connection with acquisitions, divestitures, financings or similar transactions involving the Company. Messrs. Delano and Lubin received no payments under the incentive compensation plan for 1996 or for services provided in connection with acquisitions, divestitures, financings or similar transactions during 1996. During 1997, Lubin, Delano & Company is being compensated for the services provided by Messrs. Delano and Lubin in their capacities as president and Chairman of the Board, respectively, at the base rate of $400,000 per year.

         Messrs. Delano and Lubin and their affiliates are holders of $1,500,000 principal amount of the Company's 12.75% Senior Subordinated Notes due
February 1, 2000, $1,000,000 principal amount of the Company's 14% Junior Subordinated Convertible Notes due May 1, 2000, and $347,000 principal amount of the Company's 14% Junior Subordinated Nonconvertible Notes due May 1, 2000. In 1996, Messrs. Delano and Lubin and their affiliates received interest payments on these notes in the aggregate amount of $379,783.

         The Company made cash payments in respect of fees and expenses of approximately $442,000 to the law firm of Nixon, Hargrave, Devans & Doyle LLP during 1996. Kenneth I. Greenstein, Secretary and a director of the Company, is a stockholder of a professional corporation which is a partner in that law firm.


        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the accounts of the Company for the year ending December 31, 1997. Ernst & Young LLP has been employed by the Company as its independent auditor since the fiscal year ended May 31, 1989.

         Stockholders are asked to approve the action of the Board of Directors in appointing Ernst & Young LLP. It is intended that, unless marked to the contrary, the shares represented by proxy shall be voted for the ratification of such appointment. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.


                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the next annual meeting (to be held in 1998) must be received by the Secretary of the Company on or before January 5, 1998, in order to be included in the proxy statement and the proxy for that meeting. Proposals should be directed to Secretary, Lexington Precision Corporation, 767 Third Avenue, New York, NY 10017.


                                  OTHER MATTERS

         Management does not know of any other matters which are likely to be brought before the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

         A copy of the Company's Report to Stockholders for the year ended December 31, 1996, which includes financial statements and related data, accompanies this Proxy Statement.

         According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

                                          By Order of the Board of Directors,

                                          Kenneth I. Greenstein
                                          Secretary

Dated:    April 16, 1997
          New York, New York

                           LEXINGTON PRECISION CORPORATION
                                  767 THIRD AVENUE
                              NEW YORK, NEW YORK 10017
    P
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
    R    THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 1997

    O The undersigned hereby appoints as Proxies, each of WARREN DELANO and DENNIS J. WELHOUSE, each with full power to appoint his substitute,
    X and hereby authorizes them to represent and to vote, as designated below, all shares of capital stock of Lexington Precision
    Y Corporation held of record by the undersigned on April 1, 1997, at the Annual Meeting of Stockholders to be held on May 15, 1997 and any adjournments thereof.


            Nominee for election as director:                              COMMENTS OR CHANGE OF ADDRESS

              Michael A. Lubin                                             ___________________________________________
              (see reverse side to vote for
              or withhold vote for nominee)                                ___________________________________________

                                                                           ___________________________________________
                                                                           (If you have written in the above space,
                                                                           please mark the corresponding box on the
                                                                           reverse side of this card.)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL (OTHER THAN PROPOSAL 3), THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING
    THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE
    UNITED STATES OF AMERICA.
                                                                SEE REVERSE
                                                                   SIDE

  X         PLEASE MARK YOUR                                          SHARES IN YOUR NAME
            VOTES AS IN THIS
            EXAMPLE.

                     FOR               WITHHELD                                                    FOR       AGAINST     ABSTAIN
1. Election of       / /                 / /                       2. Ratify the appointment       / /        / /         / /
   Director                                                           of Ernst & Young LLP
   (see reverse)                                                      as independent auditors.

                                                                   3. In their discretion, the Proxies are authorized to vote upon any other business that may properly come
                                                                      before the meeting.


                                                      Comments      / /
                                                        or
                                                     Change of
                                                      Address

                                                      Plan to       / /
                                                      Attend
                                                      Meeting

                                                                               IF SHARES ARE REGISTERED IN MORE THAN ONE NAME,
                                                                               THE SIGNATURES OF ALL SUCH PERSONS ARE REQUIRED.
                                                                               A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE
                                                                               NAME BY A DULY AUTHORIZED OFFICER STATING HIS
                                                                               TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND
                                                                               ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL
                                                                               CAPACITY GIVING THEIR FULL TITLE AS SUCH.
                                                                               IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP
                                                                               NAME BY AUTHORIZED PERSONS.

SIGNATURE(S)_______________________________________________ DATE__________

SIGNATURE(S)_______________________________________________ DATE__________
NOTE: Please sign exactly as name appears hereon.